UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 25, 2024, EQT Corporation (“EQT”) issued a news release announcing its entry, through certain of its subsidiaries, including EQM Midstream Partners, LP (“EQM”), into a definitive agreement to form a midstream joint venture (the “JV Transaction”) with an affiliate of Blackstone Credit & Insurance, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. Also, as noted in the news release, EQT has posted a presentation regarding the JV Transaction to its investor relations website, ir.eqt.com, under “Events & Presentations.”

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by EQT pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On November 25, 2024, EQT issued a news release announcing the commencement of a tender offer by EQM to purchase for cash EQM’s outstanding 6.500% Senior Notes due 2048 (the “2048 Notes”), 5.500% Senior Notes due 2028 (the “2028 Notes”), 4.50% Senior Notes due 2029 and 7.500% Senior Notes due 2030 for an aggregate purchase price, excluding accrued and unpaid interest, of up to $1.275 billion (the “Tender Offer”). As announced in such news release, in conjunction with the Tender Offer, EQM also commenced a consent solicitation with respect to proposed amendments relating to the reporting covenants contained in the indentures governing the 2028 Notes and the 2048 Notes (the “Consent Solicitation”). A copy of the news release announcing the Tender Offer and the Consent Solicitation is attached hereto as Exhibit 99.2.

Also on November 25, 2024, EQM plans to issue a notice of redemption to the holders of its outstanding 6.000% Senior Notes due 2025 (the “2025 Notes”) and a notice of redemption to the holders of its outstanding 4.125% Senior Notes due 2026 (the “2026 Notes”), in each case informing such holders that it will redeem 100% of the outstanding aggregate principal amount of such notes on December 30, 2024 for the redemption prices set forth in the indentures governing such notes. As of November 25, 2024, the outstanding aggregate principal amount of the 2025 Notes was $400.0 million and the outstanding aggregate principal amount of the 2026 Notes was $500.0 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release, dated November 25, 2024, issued by EQT Corporation (relating to the JV Transaction).
99.2	News Release, dated November 25, 2024, issued by EQT Corporation (relating to the Tender Offer and the Consent Solicitation).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: November 25, 2024	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer